EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-258626 on Form S-8 of our report dated March 1, 2022 relating to the financial statements of Latch, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

New York, New York

March 1, 2022